Exhibit 10.3

SONDER HOLDINGS INC.

101 15th Street

San Francisco, CA 94103

Attention: Phil Rothenberg

SONDER CANADA INC.

200-425, av. Viger Ouest

Montréal, Qc H2Z 1W5

Attention: Phil Rothenberg

GORES METROPOULOS II, INC.

6260 Lookout Road

Boulder, CO 80301

Attention: Andrew McBride

Dear Sirs:

Re:	Support and Voting Agreement from holders of Exchangeable Shares of Sonder Canada Inc. (“Sonder Canada”)

Capitalized terms used, but not defined herein, shall have the meaning ascribed thereto in the articles of Sonder Canada (the “Sonder Canada Articles”).

The undersigned understands that Sonder Holdings Inc. (“Sonder Holdings”) intends to enter into an agreement and plan of merger (the “Merger Agreement”) with Sunshine Merger Sub II, LLC (“Merger Sub II”), Sunshine Merger Sub I, Inc., (“Merger Sub I”), and Gores Metropoulos II, Inc. (the “SPAC”) providing for, inter alia, a business combination (the “Business Combination”) pursuant to which:

1.	Merger Sub I is to merge with and into Sonder Holdings, with Sonder Holdings surviving as the surviving corporation (the “First Merger”);

2.	In the context of the First Merger:

a.

for each share of Sonder Holdings Common Stock held by a holder (following the conversion of the Sonder Holdings Investor Series Stock (as such term is defined in the Sonder Holdings share terms) into Sonder Holdings Common Stock), such holder will be entitled to receive a number of shares of Class A Common Stock of the SPAC in accordance with an exchange ratio set out in the Merger Agreement (the “Exchange Ratio”), as well as such other consideration as may be set out in the Merger Agreement;

b.

for each share of Sonder Holdings Special Voting Common Stock held by a holder (following the conversion of the Sonder Holdings Special Voting Investor Series Stock (as such term is defined in the Sonder Holdings share terms) into Sonder Holdings Special Voting Common Stock) such holder will be entitled to receive a number of shares of Special Voting Common Stock of the SPAC in accordance with the Exchange Ratio, as well as such other consideration as may be set out in the Merger Agreement; and

3.

Immediately following the First Merger and as part of the same overall transaction as the First Merger, the surviving corporation is to merge with and into Merger Sub II pursuant to the second merger, with Merger Sub II surviving as the surviving corporation which is a wholly-owned subsidiary of the SPAC, a publicly-traded Delaware Corporation.

Furthermore, in order to facilitate the occurrence of the Business Combination, the undersigned understands that:

1.

The issued and outstanding Series Seed-1, Series Seed-2, Series Seed-3, Series A, Series B, Series C, Series D and Series E Exchangeable Shares of Sonder Canada will automatically be converted into AA Exchangeable Shares of Sonder Canada (collectively, following such conversion, the “Existing Exchangeable Shares”) at the Sonder Holdings Mandatory Conversion Time in the context of the Business Combination;

2.

The share capital of Sonder Canada shall be reorganized (the “Canadian Share Capital Reorganization”) following the Sonder Holdings Mandatory Conversion Time such that the Existing Exchangeable Shares will be exchanged for virtually identical exchangeable preferred shares of Sonder Canada (the “New Exchangeable Shares”) whose terms will provide:

a.	for a 12-month deferral for a mandatory exchange caused by the Business Combination; and

b.	that upon the completion of the Business Combination, the New Exchangeable Shares shall be exchangeable for corresponding stock of the SPAC; and

3.

Following the completion of the Business Combination, the New Exchangeable Shares will be consolidated in accordance with the Exchange Ratio, so as to render the New Exchangeable Shares exchangeable into shares of Class A Common Stock of the SPAC on a one for one basis (the “Canadian Consolidation”).

As of the date hereof, the undersigned is the registered and beneficial owner of:

___________________ AA Exchangeable Preferred Shares of Sonder Canada

___________________ Seed-1 Exchangeable Preferred Shares of Sonder Canada

___________________ Seed-2 Exchangeable Preferred Shares of Sonder Canada

___________________ Seed-3 Exchangeable Preferred Shares of Sonder Canada

___________________ A Exchangeable Preferred Shares of Sonder Canada

___________________ B Exchangeable Preferred Shares of Sonder Canada

___________________ C Exchangeable Preferred Shares of Sonder Canada

___________________ D Exchangeable Preferred Shares of Sonder Canada

___________________ E Exchangeable Preferred Shares of Sonder Canada

(collectively, the “Holder Securities”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees, in their capacity as securityholder and not in their capacity as an officer or director of Sonder Holdings or of Sonder Canada, from the date hereof until the earlier of (i) the completion of the Business Combination and (ii) the date the Merger Agreement is validly terminated in accordance with its terms:

(a)

to vote or to cause to be voted the Holder Securities, and any other securities directly or indirectly acquired by or issued to the undersigned after the date hereof (including without limitation any other securities subsequently issued upon further exercise, conversion or exchange of options, warrants or other convertible or exchangeable securities to purchase or otherwise acquire shares, as applicable), if any, in favour of the Business Combination and any other matter necessary or desirable for the approval of the Business Combination, including the Canadian Share Capital Reorganization and the Canadian Consolidation (collectively, the “Canadian Shareholder Approval Matters”), at the meeting of securityholders of Sonder Canada held to consider such matters;

(b)

if requested by you, acting reasonably, to deliver or to cause to be delivered to Sonder Canada duly executed proxies, powers of attorney, mandates or voting instructions in your favour voting in favour of the Canadian Shareholder Approval Matters or written resolutions evidencing same, and not to, directly or indirectly, grant or deliver or cause to be granted or delivered any other proxy, power of attorney, mandate or voting instruction with respect to the matters set forth in this letter agreement;

(c)

not to exercise any rights to dissent, or rights to demand the repurchase of securities, in connection with the Business Combination, it being understood that the foregoing shall not restrict the undersigned’s ability to effect an exchange of the Holder Securities in accordance with the terms of the Sonder Canada Articles or that certain exchange rights agreements dated as of December 18, 2019 and effective as of December 20, 2019, as further amended and/or restated from time to time;

(d)	not to requisition or join in the requisition of any meeting of any of the securityholders of Sonder Canada for the purpose of considering any resolution;

(e)

except in the undersigned’s capacity as director or officer (if a director or officer of Sonder Canada or Sonder Holdings) to the extent permitted by the Merger Agreement, not to take any action which may in any way adversely affect the success of, or delay the completion of, the Business Combination; and

(f)

not to, directly or indirectly, sell, transfer, gift, pledge, hypothecate, assign or otherwise dispose of, or agree to sell, transfer, gift, pledge, hypothecate, assign or otherwise dispose of, any of the Holder Securities or any interest therein until the completion of the Business Combination, without the prior written consent of Sonder Holdings.

1.

The undersigned hereby represents and warrants that (a) this letter agreement has been duly executed and delivered by the undersigned and constitutes a legal, valid and binding agreement of the undersigned enforceable against the undersigned in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction, (b) they are the sole registered and beneficial owner of the Holder Securities, with good and marketable title thereto free of any and all encumbrances and demands of any nature or kind whatsoever, and that they have the sole right to vote and sell (in the case of transferable securities) all of the Holder Securities, (c) except as set out in the Sonder Canada Articles, the Exchange Rights Agreement, the Support Agreement and the Merger Agreement, no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer from the undersigned of any of the Holder Securities or any interest therein or right thereto, and except for the voting agreements and similar arrangements previously disclosed to Sonder Canada and Sonder Holdings prior to the date hereof (none of which shall or shall be deemed to limit or otherwise diminish in any way, or shall otherwise have the effect of limiting or otherwise diminishing in any way, directly or indirectly, the covenants, agreements and obligations of the undersigned pursuant to this letter in accordance with the terms hereof), none of the Holder Securities is subject to any proxy, power of attorney, mandate, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of Sonder Canada’s securityholders or give consents or approvals of any kind, (d) the only securities of Sonder Canada beneficially owned, directly or indirectly, by the undersigned on the date hereof are the Holder Securities, (e) there are no claims, actions, suits, audits, proceedings, investigations or other actions pending against or, to the knowledge of the undersigned, threatened against or affecting the undersigned, any affiliate of the undersigned, or any of their respective assets or properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the ability of the undersigned to execute and deliver this letter agreement and to perform its obligations contemplated hereby, and (f) none of the execution and delivery by the undersigned of this letter agreement or the completion of the transactions contemplated hereby or the compliance by the undersigned with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of (i) any constating document of the undersigned or any affiliate of the undersigned, as applicable, (ii) any contract to which the undersigned or any affiliate of the undersigned is a party or by which the undersigned or any affiliate of the undersigned is bound, (iii) any judgment, decree, order or award of any governmental authority or (iv) any law.

2.

The undersigned acknowledges and agrees that each of Sonder Canada, Sonder Holdings, Merger Sub I, Merger Sub II and the SPAC would be damaged irreparably in the event any of the provisions of this letter agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, each of Sonder Canada, Sonder Holdings, Merger Sub I, Merger Sub II and the SPAC will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to enforce by specific performance this letter agreement and the terms and provisions hereof in any claim (whether at law or in equity, whether civil or criminal), cause of action (whether in contract or tort or otherwise), hearing, charge, complaint, demand or notice to, from, by or before any governmental authority having jurisdiction over the parties (including the undersigned) and the matter in addition to any other remedy to which it may be entitled, at law or in equity and the undersigned hereby waives any and all defences which could exist in their favour in connection with such enforcement and waives any requirement for security or the posting of any bond in connection with such enforcement.

3.	This letter agreement shall be governed by the laws of the Province of Québec and the federal laws of Canada applicable therein.

4.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the undersigned, upon which this letter as so accepted shall constitute an agreement among us.

(Signatures on the following page)

Your Truly,

Per:

Acknowledged and received:

SONDER HOLDINGS INC.

Per:
Authorized Signatory

SONDER CANADA INC.

Per:
Authorized Signatory

GORES METROPOULOS II, INC.

Per:
Authorized Signatory

SUNSHINE MERGER SUB I, INC.

Per:
Authorized Signatory

SUNSHINE MERGER SUB II, LLC

Per:
Authorized Signatory

Signature Page – Support and Voting Agreement